Exhibit 10.5

CONFIDENTIAL

FORM OF LOCK-UP AGREEMENT1

[●], 2021

ACE Convergence Acquisition Corp.

1013 Centre Road, Suite 403S

Wilmington, DE 19805

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among ACE Convergence Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing) (“Acquiror”), [Merger Sub], a Delaware corporation (“Merger Sub”), and Achronix Semiconductor Corporation, a Delaware corporation (the “Company”), pursuant to which, among other things, Merger Sub will be merged with and into the Company on the date hereof (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Acquiror. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In order to induce Acquiror to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with Acquiror as follows:

1.            Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of Acquiror, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Acquiror Common Stock held by it immediately after the effective time of the Merger, any shares of Acquiror Common Stock issuable upon the exercise of options to purchase shares of Acquiror Common Stock held by it immediately after the effective time of the Merger, or any securities convertible into or exercisable or exchangeable for Acquiror Common Stock held by it immediately after the effective time of the Merger (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until 365 days after the Closing date of the Merger (the “Lock-Up Period”), subject to the early release provisions set forth in Section 4 below.

2.            The restrictions set forth in paragraph 1 shall not apply to:

1 Note to Draft: Lock Up Agreement to be signed by (i) Sponsor and (ii) Company directors, executive officers and all Company holders of more than 1% of Acquiror Common Stock.

(i)	in the case of an entity, Transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners, shareholders or equity holders of the undersigned;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	Transfers of any shares of Acquiror Common Stock or other securities acquired as part of the PIPE Investment (as defined in the Merger Agreement) or issued in exchange for, or on conversion or exercise of, any securities issued as part of the PIPE Investment;

(ix)	Transfers relating to Acquiror Common Stock or other securities convertible into or exercisable or exchangeable for Acquiror Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(x)	the exercise of stock options or warrants to purchase shares of Acquiror Common Stock or the vesting of stock awards of Acquiror Common Stock and any related transfer of shares of Acquiror Common Stock in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Acquiror Common Stock, it being understood that all shares of Acquiror Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Letter Agreement during the Lock-Up Period[2];

2 Note to Skadden: We need to allow for sell to cover of ~750,000 RSUs that vest at a 1-year cliff in Dec. 2021 to avoid a cash withholding hit for the company at such time. Remainder vests semiannually so no more vesting during the lockup period after this initial tranche.

(xi)	Transfers to Acquiror pursuant to any contractual arrangement in effect at the effective time of the Merger that provides for the repurchase by Acquiror or forfeiture of Acquiror Common Stock or other securities convertible into or exercisable or exchangeable for Acquiror Common Stock in connection with the termination of the Securityholder’s service to Acquiror;

(xii)	the entry, by the Securityholder, at any time after the effective time of the Merger, of any trading plan providing for the sale of shares of Acquiror Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of Acquiror Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(xiii)	Transfers in the event of completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of Acquiror’s securityholders having the right to exchange their shares of Acquiror Common Stock for cash, securities or other property; and

(xiv)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that (A) in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3.            In the event that Acquiror releases or waives, in full or in part, any party from a lock-up agreement entered into in connection with the Closing of the Merger, then the same number of Lock-up Shares held by the undersigned as held by such released party shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. The foregoing provisions of this paragraph will not apply if (i) the release or waiver is granted to a holder of Acquiror Common Stock in connection with a follow-on public offering of Acquiror Common Stock pursuant to a registration statement filed with the SEC, whether or not such offering or sale is wholly or partially a secondary offering of the Acquiror Common Stock, and the undersigned, only to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Acquiror Common Stock or “piggyback” on a registration statement filed by Acquiror for the offer and sale of its Acquiror Common Stock, has been given an opportunity to participate on a basis consistent with such contractual rights in such follow-on offering, (ii)(a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (iii) the aggregate number of Lock-Up Shares affected by such releases or waivers (whether in one or multiple releases or waivers) with respect to any particular beneficial or record holder of Lock-Up Shares is less than or equal to 1% of the total number of outstanding shares of Common Stock then-outstanding (on a fully-diluted basis, calculated as of the date of such release or waiver), or (iv) the Acquiror determines in its sole discretion that a release or waiver should be granted to a record or beneficial holder of Lock-Up Shares due to circumstances of emergency or hardship. In the event that Acquiror changes, amends, modifies or waives (other than to correct a typographical error) any particular provision of any other lock-up agreement entered into in connection with the closing of the Merger, then the undersigned shall be offered the option (but not the requirement) to make a corresponding change, amendment, modification or waiver to this Letter Agreement.

4.            The Lock-Up Period shall terminate upon the earlier of (i) 365 days after the Closing date of the Merger, (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing date of the Merger that results in all of the public stockholders of Acquiror having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, or (iii) the day after the date on which the closing price of the Acquiror Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing date of the Merger.

5.            In furtherance of the foregoing, Acquiror, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

6.            This Letter Agreement [replaces Section 7(a) of that certain Letter Agreement, dated July 27, 2020, among Acquiror, ACE Convergence Acquisition LLC, and Acquiror’s officers and directors, which Section 7(a) shall be terminated and, to the extent previously applicable to Securityholder, of no further effect with respect to Securityholder upon the Closing of the Merger, and] 3 constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the undersigned (i) Securityholder and (ii) Acquiror.

7.            No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

3 To be included for sponsor and ACE D&O lockups only.

8.            This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9.            This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period and (ii) the liquidation of Acquiror.

[remainder of page intentionally left blank]

Very truly yours,

If stockholder is an individual:

Signature:

Print Name:

If stockholder is an entity:

Name of Stockholder:

Signature:

Name:

Title:

[Signature Page to Lock-Up Agreement]